Exhibit 99.1

March 1, 2023

Augmedix Names Rod O’Reilly as Non- Executive Chairman of the Board of Directors

Proven Healthcare Technology Executive Joins Augmedix Board, Committed to Addressing Access, Outcomes and Physician Burnout

SAN FRANCISCO, March 01, 2023 (GLOBE NEWSWIRE) — Augmedix Inc. (Nasdaq: AUGX), a healthcare technology company that delivers industry-leading, ambient medical documentation and data solutions, today announced that Rod O’Reilly has been named to the Augmedix Board of Directors as non-executive chairman. One of the most influential executives in healthcare technology, Mr. O’Reilly brings unmatched experience and relationships to help shape Augmedix’s long-term profitable growth strategy.

Mr. O’Reilly has spent more than 25 years in executive leadership, most recently as EVP and President of Change Healthcare’s Software and Analytics Division, and previously held numerous senior executive roles at McKesson Technology Solutions. He has led organizations that span providers, hospitals and payers, and that provide solutions focused on driving better clinical and financial outcomes.

“Rod is a proven healthcare executive who has worked with stakeholders across the industry solving the critical challenges of access, outcomes, cost, and quality. We are thrilled to have him working with the Augmedix team to address the important and complex issues of healthcare access, patient outcomes and physician burnout at scale,” said Laurie McGraw, Augmedix’s lead independent director. “Rod’s decision to join our Board further validates Augmedix’s mission to enable clinicians to see the patient, not the technology, and to form a human connection at the point of care.”

Mr. O’Reilly added, “Augmedix has an immense opportunity to improve healthcare access and outcomes while reducing physician burnout through our clinical expertise and a leading AI first technology platform. Our strategy starts with documentation and in the long term helps transform healthcare by providing solutions at the point of care where they can have the greatest impact. This is the only way you bend the cost curve in healthcare.”

“Rod is joining our Board as Augmedix is hitting its stride,” commented Manny Krakaris, CEO of Augmedix. “We exited calendar 2022 with $35 million in annual recurring revenue (ARR) and are seeing significant expansion within our existing clients, particularly from the larger health systems, which is contributing to a strong start to 2023. I look forward to leveraging Rod’s enormous knowledge and wealth of experience and relationships as Augmedix scales our products across a growing number of healthcare systems, physician practices and hospitals.”

About Augmedix

Augmedix, Inc. (Nasdaq: AUGX) delivers industry-leading, ambient medical documentation and data solutions to healthcare systems, physician practices, hospitals, and telemedicine practitioners.

Augmedix is on a mission to help clinicians and patients form a human connection at the point of care without the intrusion of technology. Augmedix’s products extract data from natural physician-patient conversations and convert it to medical notes in real time, which are seamlessly transferred to the EHR. To achieve this, the company’s Ambient Automation Platform uses Automated Speech Recognition and Natural Language Processing, supported by medical documentation specialists.

Leveraging this platform, Augmedix’s products relieve clinicians of administrative burden, in turn, reducing burnout and increasing both clinician and patient satisfaction. Augmedix is also leading the revolution in leveraging point-of-care data by making connections between millions of physician-patient interactions and analyzing them to deliver actionable insights that elevate patient care.

Augmedix is headquartered in San Francisco, CA, with offices around the world. To learn more, visit augmedix.com.

Forward-Looking Statements

This press release contains “forward-looking statements” that involve a number of risks and uncertainties. Words such as “believes,” “may,” “will,” “estimates,” “potential,” “continues,” “anticipates,” “intends,” “expects,” “could,” “would,” “projects,” “plans,” “targets,” “excited,” “optimistic,” and variations of such words and similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, without limitation, statements regarding the following: the Company’s preliminary financial results and operational data for the fourth quarter of 2022 and full year 2022; the expected benefits to the Company of having Rod O’Reilly as non-executive chairman; the Company’s belief that Rod’s decision to join the Board validates the Company’s mission; the Company’s immense opportunity to improve healthcare access and outcomes while reducing physician burnout through clinical expertise and a leading AI first technology platform; the Company transforming healthcare by providing solutions at the point of care where they can have the greatest impact, and the Company hitting its stride; the Company seeing significant expansion within its existing clients, particularly from the larger health systems, which is contributing to a strong start to 2023; and the scaling by the Company of its products across a growing number of healthcare systems, physician practices and hospitals. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our most recent Form 10- K filed with the U.S. Securities and Exchange Commission on March 30, 2022 as well as other documents that may be filed by us from time to time with the U.S. Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the preliminary results for the fourth quarter of 2022 are preliminary and subject to change pending the completion of the Company’s closing process for 2022 and review; our expectations regarding changes in regulatory requirements; our ability to interoperate with the electronic health record systems of our customers; our reliance on vendors; our ability to attract and retain key personnel; the competition to attract and retain remote documentation specialists; anticipated trends, growth rates, and challenges in our business and in the markets in which we operate; our ability to further penetrate our existing customer base; our ability to protect and enforce our intellectual property protection and the scope and duration of such protection; developments and projections relating to our competitors and our industry, including competing dictation software providers, third-party, non-real time medical note generators and real time medical note documentation services; and the impact of current and future laws and regulations. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Contact Information

Investors:

Matt Chesler, CFA

FNK IR

(646) 809-2183

augx@fnkir.com

investors@augmedix.com

Media:

Kaila Grafeman

Augmedix

pr@augmedix.com

Source: Augmedix Inc